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                                                                  Exhibit (g)(6)

                                     649-3-0

                                 ADDENDUM TO THE

                     AUTOMATIC AGREEMENT Dated April 1, 1990

                                     between

               IDS LIFE INSURANCE COMPANY, Minneapolis, Minnesota

                                       and

     [name of reinsurance company], [city and state of reinsurance company]

                   This Addendum is Effective November 1, 1993

I.    ADDITION OF 1 YEAR TERM AND 10 YEAR TERM PLANS

      Effective November 1, 1993, reinsurance required by the CEDING COMPANY on the policy plans listed below will be assumed by [name of reinsurance company] under the terms of this Agreement:

                                   1 YEAR TERM
                                  10 YEAR TERM

      Exhibit B (Rev. 5/l/92) of this Agreement is hereby replaced by the attached Exhibit B (Rev. 11/1/93) which now includes 1 Year Term and 10 Year Term in the list of plans reinsured.

      The cover page for Exhibit C (Rev. 5/l/92) is hereby replaced by the attached Exhibit C cover page (Rev. 11/1/93) which now includes the pay percentages for 1 Year Term and 10 Year Term Plans.

II. All provisions of the Automatic Reinsurance Agreement not specifically modified herein remain unchanged.


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                                                                         649-3-0

IN WITNESS WHEREOF, both parties have executed this Addendum in duplicate as follows:

                           IDS LIFE INSURANCE COMPANY


By: /s/ Kevin E. Palmer                By: /s/ Timothy V. Bechtold
    ------------------------------         -------------------------------------
Title: REINSURANCE ACTUARY             Title: VP - INSURANCE PRODUCT DEVELOPMENT
Date: 4/7/94

                          [name of reinsurance company]


By: [signature]                       By: [signature]
Title: [title]                        Title: [title]
      ----------------------------         -------------------------------------
Date: 2-15-94


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                                                                         649-3-0

                                    EXHIBIT B

                             POLICY PLANS REINSURED

Effective April 1, 1990

      UNIVERSAL LIFE

            Base Plans: UL25, UL100, UL500, VUL, EUL25 and EUL100
            Riders: Other Insured Riders (OIR) and Waiver of Monthly Deductions
            (WMD)

            UL100 and UL-500 policies written with a Survivor Insurance Rider
            (SIR) attached are excluded from the Automatic Risk Pool

      FIXED PREMIUM, FIXED BENEFIT WHOLE LIFE

            Base Plan: Whole Life
            Riders: Annual Reducing Term (ART) and Waiver of Premium (WP)

      LEVEL BENEFIT TERM INSURANCE

            Base Plans: YRT, YRT-7 and 10 Year Renewable Term
            Riders: Annual Reducing Term (ART) and Waiver of Premium (WP)

      DECREASING BENEFIT TERM INSURANCE

            Base Plan: ART and Mortgage Term
            Riders: Annual Reducing Term (ART) and Waiver of Premium (WP)

Effective May 1, 1991

      VUL-350

Effective May 1, 1992

      LIFE PROTECTION PLUS (LPP), OTHER INSURED RIDER (OIR), WAIVER OF MONTHLY DEDUCTIONS (WMD)

      LPP policies written with a Survivor Insurance Rider (SIR) attached are excluded from the Automatic Risk Pool.

(Rev. 11/1/93)


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                                                                         649-3-0

                              EXHIBIT B (Continued)

                             POLICY PLANS REINSURED

Effective November 1, 1993

      1 YEAR TERM AND 10 YEAR TERM

      Note: 1 Year Term and 10 Year Term policies issued to replace policies issued earlier by the CEDING COMPANY will not be considered continuations under this Agreement, provided the replacement policies are fully underwritten.

(Rev. 11/1/93)


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                                                                         649-3-0

                                    EXHIBIT C

                                    PREMIUMS

Life Reinsurance

      The consideration payable for this coverage shall be based on the appropriate life rate from the attached Rate Table C-1, multiplied by the pay percentages listed below:

            Covered Plans and OIR and ART Riders other than Life Protection Plus and accompanying OIR

                     Policy Year                           Percentage
                     -----------                           ----------

                          1                               [percentage]
                      2 & After                           [percentage]

             Life Protection Plus and accompanying OIR

                     Policy Year                           Percentage
                     -----------                           ----------

                          1                               [percentage]
                      2 & After                           [percentage]

             1 Year Term and 10 Year Term

                   Risk Class      Policy Year
                   ----------      -----------

                                   1               2-10            11+
                                   -               ----            ---

                   Wellness        [percentage]    [percentage]    [percentage]
                   Nonsmoker       [percentage]    [percentage]    [percentage]
                   Smoker          [percentage]    [percentage]    [percentage]

For substandard table ratings, the premiums will be increased by [percentage] per table.

For permanent flat extra premiums (payable for six years or more) the premium due will be zero in the first year and [percentage] of the amount charged the insured on the amount reinsured in renewal years. For flat extra premium payable for five years or less, the premium due will be based on the amount charged the insured on the amount reinsured, multiplied by [percentage] in the first year and [percentage] in renewal years.

IDS LIFE INSURANCE COMPANY                     [name of reinsurance company]


/s/ Kevin E. Palmer                            [signature]
-------------------------------                ---------------------------------
Title:  REINSURANCE ACTUARY  Date: 9/15/94     Title:              Date: 9-12-94


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                                                                         649-3-0

                                    EXHIBIT C

                                    PREMIUMS

Life Reinsurance

      The consideration payable for this coverage shall be based on the appropriate life rate from the attached Rate Table C-1, multiplied by the pay percentages listed below:

            Covered Plans and OIR and ART Riders other than Life Protection Plus and accompanying OIR

                   Policy Year                           Percentage
                   -----------                           ----------

                   1                                         [percentage]
                   2 & After                                 [percentage]

             Life Protection Plus and accompanying OIR

                   Policy Year                           Percentage
                   -----------                           ----------

                   1                                         [percentage]
                   2 & After                                 [percentage]

      The consideration payable for this coverage shall be based on the appropriate life rate from the attached Rate Table C-2, multiplied by the pay percentages listed below:

            1 Year Term and 10 Year Term

                   Risk Class       Policy Year
                   ----------       -----------

                                    1               2-10            1l+
                                    -               ----            ---

                   Wellness        [percentage]    [percentage]    [percentage]
                   Nonsmoker       [percentage]    [percentage]    [percentage]
                   Smoker          [percentage]    [percentage]    [percentage]

For substandard table ratings, the premiums will be increased by [percentage] per table.

For permanent flat extra premiums (payable for six years or more) the premium due will be zero in the first year and [percentage] of the amount charged the insured on the amount reinsured in renewal years. For flat extra premiums payable for five years or less, the premium due will be based on the amount charged the insured on the amount reinsured, multiplied by [percentage] in the first year and [percentage] in renewal years.

(Rev. 11/1/93)


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                                                                         649-3-0

                              EXHIBIT C (Continued)

Waiver of Premium Benefits

      The premium to be paid for reinsurance of Waiver of Premium benefits will be the premium charged the insured on the amount reinsured, multiplied by [percentage] in the first year and [percentage] in renewal years.

(Rev. 11/1/93)